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EXHIBIT 5.1
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                                        October 1, 1997

Indus International, Inc.
60 Spear Street
San Francisco, Ca  94105

     RE:  REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by Indus International, Inc. (the "Company") with the Securities and Exchange Commission on or about October 1, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 12,125,174 shares of Common Stock (the "Shares") reserved for issuance under The Indus Group, Inc. 1992 Stock Option Plan, The Indus Group, Inc. 1995 Stock Plan, The Indus Group, Inc. 1995 Director Option Plan, Indus International, Inc. 1997 Director Option Plan, Indus International, Inc. 1997 Employee Stock Purchase Plan, Indus International, Inc. 1997 Stock Plan, TSW International, Inc. 1984 Stock Option Plan, TSW International, Inc. 1994 Stock Option Plan, TSW International, Inc. 1995 Stock Option Plan, for Outside Directors, TSW International Consultants Plan, and various TSW International, Inc. options (collectively, the "Plans"). As your counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with said issuance and sale of the Shares pursuant to the Plans.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us to be taken prior to the issuance and sale of the Shares pursuant to the Plans, and upon completion of the proceedings being taken in order to permit such transaction to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Plans and the Registration Statement, will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                              Very truly yours,

                              WILSON, SONSINI, GOODRICH & ROSATI
                              Professional Corporation